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                             PURCHASE-SALE AGREEMENT

        This PURCHASE-SALE AGREEMENT (the "Agreement") is made and entered into this 26th day of August, 1997, by and between OROAMERICA, INC., a Delaware corporation ("Buyer"), and RAVEL INC., a Delaware corporation ("Seller"), with reference to the following facts:

        A. Buyer and Seller are each engaged in the manufacture and sale of gold jewelry (the "Jewelry Business").

        B. The parties agree that, with certain exceptions, Buyer shall purchase from Seller, and Seller shall sell to Buyer, all of the gold jewelry, completed and in process, gold findings and similar items owned by Seller (collectively, including Seller's Jewelry Business and the goodwill related thereto, the "Gold Assets").

        NOW THEREFORE, for and in consideration of the mutual promises, agreements, representations, and warranties contained herein, Buyer and Seller hereby agree as follows:

               1.     Transfer of Gold Assets

                      1.1 Transfer of Specified Assets. Subject to the terms hereof, for the consideration herein after provided, Seller will sell, transfer, and assign to Buyer on the date and at the same time the gold is transferred from Buyer to Seller, the following assets, which constitute the Gold Assets:

                             (a)    Seller's entire in-house inventory as of the
Closing Date of gold jewelry, work in process, findings and other gold items located at Seller's facility in Clearwater, Florida, a list of which as of August 27, 1997 is attached to this Agreement as Exhibit 1.1A, estimated to contain the equivalent of approximately 17,000 ounces of fine gold (the "In-House Inventory");

                             (b)    Subject to Paragraph 1.3(c) hereof, all gold
jewelry and similar items that are (i) owned by Seller and (ii) held on "memorandum" (i.e., consignment) as of the Transfer Dates (as hereinafter defined in Paragraph 1.3(c)(viii)) by Seller's consignment customers other than Barry's Jewelers, Inc. ("Barry's"), and Montgomery Ward (with such exceptions, the "Memo Customers," a list of which, including the number of ounces of fine gold held by each as of the date of the most recent reconciliation, as shown thereon, is attached to this Agreement as Exhibit 1.1B), estimated to contain the equivalent of approximately 12,000 ounces of fine gold ("Memo Balances");

                             (c)    All of Seller's right, title, and interest
under its agreements with the Memo Customers (the "Memo Contracts"), subject to Paragraph 2.4 hereof. (Attached hereto, incorporated herein, and marked as Exhibit 1.1C is a true and correct copy of the "Assignment and Assumption of Consignment Sales Agreement and


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Security Interest.") Any assignment of a consignment or security agreement by
Seller to Buyer will be made with the reservation by Seller that Seller may pursue its rights under the consignment or security agreement against any former consignee for the purpose of pursuing any rights Seller may have against a consignment customer which accrued prior to the Transfer of the respective consignment agreement to Buyer;

                             (d)    All rights, titles, and interests in and to
any and all trademarks, designs, patents, copyrights, know-how, and other intellectual property owned by Seller or which Seller has the right to license which are or have been used in connection with the Jewelry Business (the "Intangibles") and the appurtenant goodwill of said Intangibles (a complete list of all Intangibles owned by Seller as of the Closing Date is set forth in
Exhibit 1.1D attached to this Agreement); and

                             (e)    All goodwill associated with Seller's
Jewelry Business.

        Seller will transfer, and Buyer will obtain, good title to the Gold Assets, free and clear of all liens, charges, security interests, encumbrances, leases, covenants, conditions, restrictions and rights and claims of Seller's creditors or lenders, or both.

                      1.2 Transfer Fee. Subject to the other terms and conditions contained in this Agreement, Seller will pay to Buyer at the times determined herein, by wire transfer of immediately available funds, a transfer fee in the aggregate amount of $435,000.00 (the "Transfer Fee"). Whenever, on the Closing Date and thereafter, Buyer and Seller complete the transfer of the In-House Inventory and the Memo Balances, or Seller retains refined gold as contemplated by Paragraph 2.2(b) or retains Memo Balances as contemplated by Paragraphs 1.3(c), Seller shall immediately pay to Buyer by wire transfer of immediately available funds, an amount determined by multiplying $435,000.00 by a fraction of which the numerator is the number of ounces of fine gold whose possession has been transferred to Buyer or so retained by Seller and the denominator is the total number of ounces of fine gold included in the Gold Assets.

                      1.3    Transfer of Title and Possession.

                             Subject to Paragraph 1.3(b), title to and
possession of the In-House Inventory will be transferred to Buyer by Seller on Seller's premises in Clearwater, Florida, on the Closing Date, following Buyer's completion of the last physical inventory or reconciliation of perpetual inventory (see Paragraph 1.1(a)) concurrently with Buyer's transfer of fine gold ounces equal to the amount of fine gold ounces in Seller's In-House Inventory to Seller for Seller's benefit. The parties hereto agree that Fleet Precious Metals shall act, on behalf of both parties, as escrow agent with regard to the In-House Inventory and Memo merchandise being transferred in accordance with this Agreement. Buyer will pay the cost and expense of delivering the In-House Inventory to a destination or destinations designated by Buyer.


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                             (b)    The parties hereto shall use their best
efforts to reconcile the amount of gold ounces in the In-House Inventory. If, however, the parties are unable to reconcile this gold amount within three (3) weeks from the Closing Date, then the Agreement and any related documents, including, but not limited to the Noncompetition Agreement may be terminated by either party, and if terminated, said Agreements shall be of no further force and effect and neither party shall have any liability to the other as it relates to this Agreement.

                             (c)    (i)  With respect to Memo Balances held by
each Memo Customer, and immediately upon Closing, Seller and Buyer shall jointly prepare, sign, and send a letter to each Memo Customer requesting said Memo Customer's written consent to the assignment of the respective Consignment Agreement from Seller to Buyer. Each Memo Customer shall be given one (1) week within which to provide such consent to Seller. Upon the receipt of said written consent from each Memo Customer, Buyer can begin shipping and selling merchandise bearing the "RVL" trademark and Buyer shall be entitled to the accounts receivable for the merchandise shipped by Buyer to such Memo Customer. Buyer shall have no recourse to Seller for any merchandise shipped to such Memo Customer pursuant to this Paragraph.

                                    (ii) The Memo Customers that provided their
consent as set forth above, shall be requested to provide Seller with a reconciliation statement by September 12, 1997. Such reconciliation statement shall be requested in writing by Seller to be as of such Memo Customer's regular August 1997 cutoff date. In the event a Memo Customer cannot or does not supply a reconciliation statement as of the August 1997 cutoff date, such Memo Customer shall be requested, in writing, by Seller, to provide a reconciliation statement as of its regular July 1997 cutoff date. The Memo Customer and Seller must reconcile the Memo Customer's account within one (1) week of receipt of such Memo Customer's records, or, no later than September 19, 1997. In the event an account is not reconciled by September 19, 1997, Seller and Buyer shall attempt to reconcile such Memo Customer's account by October 17, 1997. If the account cannot be reconciled by October 17, 1997, Seller, at its discretion, may terminate such Memo Customer's Consignment Agreement.

                                    In the event a reconciliation of Memo
Customer's account and transfer of said account to Buyer occurs for a given Memo Customer prior to October 17, 1997, Buyer shall be entitled to the account receivables attributable to that Memo Customer's consignment account as of the August 1997 cutoff date, if that is the cutoff date used by said Memo Customer, or, as of September 1, 1997 if that Memo Customer used a July 1997 cutoff date. Seller will bill the Memo Customer and, if the reconciliation and transfer occurs by October 17, 1997, Seller will assign the Memo Customer's account receivables to Buyer discounted to the fine gold content of the account receivables. In the


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event Memo Customer pays Seller subsequent to the above-referenced cutoff date and billing by Seller, and the reconciliation and transfer occurs by October 17, 1997, Seller will pay to Buyer the non fine gold content of the account receivables collected by Seller for the above-referenced period of time. In the event, no reconciliation and transfer for any given Memo Customer occurs by October 17, 1997, Buyer shall not be entitled to any of said Memo Customer's account receivables.

                                    (iii) In order to effect such
reconciliation, said Memo Customer shall confirm the number of pieces of karat gold jewelry contained in the Memo Balance held by it on consignment as of the Closing Date and Seller shall provide to Buyer duplicate pieces of karat gold jewelry from Seller's physical inventory and/or documentation for Buyer to test the validity and correctness of the standard and average weight of each piece of the karat gold jewelry pieces to determine the fine gold content thereof. If, for a given product number, the amount of gold per piece determined by Seller in Seller's physical inventory is five percent (5%) or lower than the average weight per piece, according to Seller's perpetual inventory records, Buyer shall be required to transfer to Seller an amount of gold equal to the fine gold content of the lower weight per piece multiplied by the amount of pieces as a result of the reconciliation between Seller and the Memo Customer. If, for a given product number, the amount of gold per piece determined by Seller in Seller's physical inventory is not five percent (5%) or lower than the average weight per piece, according to Seller's perpetual inventory records, Buyer shall be required to transfer to Seller an amount of gold equal to the fine gold content of the average weight per piece multiplied by the amount of pieces as a result of the reconciliation between Seller and the respective Memo Customer.

                                    (iv) Upon such transfer of gold by Buyer,
Seller shall concurrently assign to Buyer title to such Memo Balances, consignment agreements, and security agreements (See Exhibit 1.1C). Further, Buyer shall be entitled to receive immediately from Seller a pro rated amount of the $435,000.00 Transfer Fee equal in amount to the numerator being the lowest amount of ounces of fine gold figured between Seller and Memo Customer, and the denominator being the total number of ounces contained in Seller's In-House Inventory and all consignment programs with the exception of Montgomery Ward and Barry's on the Closing Date according to Seller's records less any picked, but not shipped customer's orders.

                                    (v)  If the discrepancy between the amount
reconciled by the Memo Customer and the amount reconciled by Seller is greater than five percent (5%), or, in the event a terminated Memo Customer returns any merchandise outside the time such Memo Customer has to return such merchandise pursuant to the consignment agreement between such Memo Customer and Seller, Seller may refuse to transfer to Buyer up to a maximum of 1,300 ounces of fine gold. In that event, Buyer will not be entitled to its pro rata portion of the $435,000 Transfer Fee for any of the 1,300 ounces not transferred to Buyer.

                                    (vi) With regard to Seller's Fred Meyer
consignment


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account, only, any gold returned by Fred Meyer to Seller shall be transferred by
Seller to Buyer concurrently upon the Buyer's transfer of the equivalent amount of fine gold to Seller for Seller's benefit. If Fred Meyer returns the consignment account to Seller, any amounts of gold returned by Fred Meyer to Seller will not be considered a part of the 1,300 ounces described in Paragraph 1.3(c)(v) herein.

                                    (vii)  With regard to Friedman's Jewelers,
Inc. ("Friedman's"), only, if the discrepancy between Friedman's reconciliation statement and Seller's reconciliation statement is greater than five percent (5%), Seller will use its best efforts to reconcile with Friedman's for a period of up to November 12, 1997. If, after November 12, 1997, the difference between Friedman's figures and Seller's figures cannot be reconciled to within five percent (5%), Seller may terminate its consignment account with Freidman's. Commencing with sales reports from September 1, 1997, Seller shall invoice Friedman's in accordance with Seller's consignment agreement with Friedman's. Seller shall sell and assign Friedman's account receivables to Buyer discounted to the value of the fine gold content of the receivables. Such sale shall be evidenced by appropriate documentation. Should there be a discrepancy with regard to Seller and Friedman's relating to "shrinkage" (as defined hereinafter), Seller shall invoice Friedman's for the shrinkage amount. Seller may sell and assign to Buyer said shrinkage if the shrinkage amount is confirmed by Friedman's. Upon such transfer, Buyer shall be entitled to its pro rata portion of the Transfer Fee. Shrinkage shall be defined as the difference between the amount of gold that Seller has determined should be in the Memo Customer's possession and the amount that the Memo Customer claims is in its possession. Upon reconciliation between Friedman's and Seller prior to November 12, 1997, Seller and Buyer shall transfer gold as contemplated herein.

                                    (viii) The term "Transfer Date" means, with
respect to each Memo Customer, on a Memo Customer by Memo Customer basis, the date on which Seller assigns to Buyer its Memo Balance, consignment agreement, and security agreement with said Memo Customer and Buyer concurrently transfers for Seller's benefit the number of ounces of fine gold determined in accordance with Paragraph 1.3(c) with respect to the Memo Balance of said Memo Customer.

                             (d)    Buyer shall not be responsible to Seller's
Asset Customers for any returns of any products already in the possession of Seller's Asset Customers at or before the Closing Date. The term "Asset Customer," as defined herein, means all other customers besides the Memo Customer's to which there are direct sales of goods from Seller on an open account. In addition, Buyer can ship merchandise bearing the "RVL" trademark to Walmart as soon as the In-House Inventory is transferred pursuant to this Agreement. Nevertheless, Buyer will be responsible for any returned merchandise from Walmart up to the quantity of the products sold under the "RVL" trademark by Buyer. Seller is responsible only for any and all merchandise that is returned directly from Walmart.



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                      1.4    Sales by Memo Customers.  From and after the
Transfer Date, all amounts to which Seller is entitled under the Memo Contract for which the gold was transferred as a result of sales of said Memo Balances made by said Memo Customers described in Paragraph 1.3(c) above shall be for the account of Buyer and said amounts shall be assigned pursuant to the Assignment Agreement to be executed between the parties.

                      1.5 Noncompetition Agreements. On the Closing Date, Seller will and will cause Kuwayama Kikinzoku Corporation and Itochu's Precious Metals Department/Division (both of which are Japanese corporations) to execute and deliver to Buyer a noncompetition agreement substantially as set forth in
Exhibit 1.5 attached to this ("Noncompetition Agreements"). The execution and delivery of the Noncompetition Agreement are conditions precedent to Buyer's obligation to purchase the Gold Assets and goodwill of Seller's business on the Closing Date.

                      1.6 Consultation and Support Services. For a period of sixty (60) days after the Closing Date, Steven Frazier, Vice President and Chief Financial Officer of Seller, ("Frazier") shall provide and render on Buyer's behalf and for Buyer's benefit free professional and expert consulting and support services at Buyer's request regarding any matters related to or arising from this Agreement. In consideration for such consulting and support services, Buyer shall only be required to reimburse Frazier for any reasonable out-of-pocket costs and expenses (i.e., travel, lodging, and airfare). Frazier shall not be required under this Paragraph to travel on weekends. The total services rendered and travel away from Seller's place of business by Frazier of Buyer's behalf under this Paragraph shall not exceed ten (10) business days within this period of sixty (60) days.

               2.     Consideration for Gold Assets.

                      2.1 Purchase Price. The purchase price for the Gold Assets shall be a number of ounces of fine gold equal to the number of ounces of fine gold contained in the In-House Inventory and the Memo Balances which, except as otherwise provided herein, shall be transferred from Buyer to Seller by an entry in the books and records of Seller's gold lessor, Fleet Precious Metals, without physical delivery. Seller will immediately reimburse Buyer for any reasonable transfer fee imposed on Buyer in effecting such transfer. Said reasonable transfer fee shall not exceed $ 0.35 per ounce. Seller, upon written request to Buyer, shall be entitled to receive a copy of any invoice issued to Buyer for said transfer fee prior to Seller's reimbursement to Buyer of Buyer's transfer fees.

                      2.2    Payment for In-House Inventory.

                             (a)    On the Closing Date (or as soon thereafter
as the fine gold content of the In-House Inventory is determined) Buyer shall transfer to Seller a number of ounces of fine gold equal to the fine gold content of the In-House Inventory, which shall be


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determined by a physical inventory and sample assay to be conducted jointly by
Buyer and Seller a short time before the Closing Date; fine gold content shall be based on assay results, subject to the following: 10K gold, not to exceed 41.66% fine gold; 14K gold, not to exceed 58.33% fine gold; and 18K gold not to exceed 75% fine gold. Pursuant to Buyer's instructions, Seller, at its own expense, will transport some of the In-House Inventory to a refinery for testing to determine the gold content thereof.

                             (b)    Buyer, in its discretion, may require Seller
to scrap jewelry containing up to 3,000 ounces of fine gold, to be refined by Seller and restored to the form of fine gold. Seller agrees to accept payment for up to 3,000 ounces of fine gold included in the Gold Assets by accepting physical possession of such refined gold. Seller will pay all costs incurred in connection with such refining, and Buyer will pay Seller a refining fee of one-half percent (0.5%) of the value of the gold refined by Seller in accordance with Buyer's instructions. Buyer shall be entitled to a pro rata portion of the Transfer Fee in accordance with Paragraph 1.3 hereof.

                      2.3 Payment for Memo Balances. Payment for the Memo Balances shall be made pursuant to Paragraphs 1.3 and 2.1 above.

                      2.4 Agreements with Memo Customers. Buyer shall execute an Assignment and Assumption Agreement for each Memo Customer upon the transfer of gold to such Memo Customer, and thereafter, Buyer, in its discretion, on a customer by customer basis, may (a) assume Seller's obligations arising after the Transfer Date(s) either (i) according to their terms or (ii) with such changes therein as Buyer may request and such Memo Customers may agree to, or (b) negotiate new consignment agreements with such Memo Customers, or (c) refuse to do either (a) or (b).

                      2.5. Additional Consideration. Good and valuable consideration in the amount of One Dollar ($1.00) for the goodwill associated with Seller's business. No separate consideration is allocated towards the Noncompetition Agreement and the Noncompetition Agreement is entered into as an incident to the entire transaction.

               3.     No Assumption of Liabilities.

                      Other than the assumption of any liability of Seller under the Consignment and Security Agreements assigned to Buyer under this Agreement, Buyer is not assuming any liabilities or obligations of Seller arising from any act, conduct, duty, omission, or the like concerning Seller prior to the Transfer Date. Any assumption by Buyer shall relate only to obligations arising after the Transfer Date in accordance with Paragraph 2.4. Seller is not assuming any liabilities or obligations of Buyer arising after the Transfer Date.

               4.     Representations and Warranties of Seller.

                      As an inducement to Buyer to execute, deliver and perform the Agreement, Seller hereby represents and warrants the following (the truth and accuracy of which on and as of the Closing Date are conditions precedent to Buyer's obligation to purchase the Gold Assets from Seller):

                      4.1 Organization and Good Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it.

                      4.2 Authority of Seller. The execution of this Agreement, its delivery to Buyer and its performance have been duly authorized by the Board of Directors of Seller and duly approved by the required vote of its stockholders. No further corporate or stockholder action is necessary to make this Agreement valid and binding upon Seller in accordance with its terms, subject to the "Bankruptcy Exception" (as defined in Paragraph 15). The execution, delivery and performance of this Agreement by Seller are not contrary to the Certificate of Incorporation or By-Laws of Seller and will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement related to or affecting the Gold Assets.

                      4.3 Title to the Gold Assets. Seller has good title to those assets which, if the Closing were to occur on the date hereof, would constitute the Gold Assets and, on the Closing Date, will have good title to all of the Gold Assets, free and clear of all liens, charges, security interests, encumbrances, leases, covenants, conditions, restrictions and rights and claims of Seller's creditors.

                      4.4 Inventory. To the best of Seller's knowledge and belief, the finished goods that comprise part of the In-House Inventory are of a kind, quality and quantity usable and salable to Memo Customers in the ordinary course of business. The fine gold content of the In-House Inventory and the Memo Balances will conform to the fine gold content of the items assayed in arriving at the In-House Inventory amount and the Memo Balances.

                      4.5 Intangibles. Seller solely owns and/or has the sole and entire right to transfer and assign to Buyer all of the Intangibles. The Intangibles include all of the proprietary products and formulations developed by Seller and used by it in connection with its Jewelry Business. Seller is not, and Buyer will not be, obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangibles, and Seller has not received any claim alleging any conflict between any aspect of its Jewelry Business and any intangible assets claimed to be owned by others which, if determined adversely to Seller, would have a Material Adverse Effect on such business. To the best of Seller's knowledge and belief, no "Person" has any interest in any Intangibles which are presently used by Seller in connection with its Jewelry Business or which infringe upon, conflict with or relate to improvements or modifications of any Intangibles.

                      4.6 Memo Contracts. Exhibit 1.1B contains a list of all of the Memo Customers, with the Memo Balances held by each, and Seller has furnished to Buyer a true copy of the Memo Contract, including all amendments thereof, with each Memo Customer. Each Memo Contract is a valid and binding obligation of Seller and the Memo Customer that is a party thereto in accordance with its terms, subject to the Bankruptcy Exception; there have been no amendments to or modifications to any Memo Contract (except as set forth in the copies furnished to Buyer); no event has occurred which is, or, following any grace period or required notice, would become a material default by Seller under the terms of any Memo Contract; and Seller has not waived any material rights under any Memo Contract. Notwithstanding any language contained in this Paragraph 4.6, this Purchase-Sale Agreement or any related documentation to the contrary, Seller, to the best of its knowledge and belief, has obtained valid and perfected security interests in the Memo merchandise assigned herein. Notwithstanding, Seller makes no representation or warranty to Buyer about the enforceability of any security interest in the Memo merchandise assigned herein.

                      4.7 Consents. No authorizations, approvals or consents of any Person, other than the consent of Memo Customers to the assignment of the Memo Contracts to Buyer, are required for consummation of the transactions contemplated by this Agreement.

                      4.8 No Litigation. There is no suit or action (equitable, legal or administrative), arbitration or other proceeding pending or, to Seller's knowledge, threatened against Seller or any Affiliate, which materially relates to Seller's Jewelry Business, the Gold Assets or this Agreement. There is no suit or action (equitable, legal or administrative), arbitration or other proceeding pending or threatened by Seller or any Affiliate of Seller, which relates to Seller's Jewelry Business.

                      4.9 Brokerage and Finder's Fees. Neither Seller nor any Affiliate has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions for which Buyer could be liable with respect to the transactions contemplated by this Agreement.

                      4.10 No Material Misstatements or Omissions. No representation or warranty by Seller in this Agreement, and no document, exhibit or schedule furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements or facts therein, in the light of the circumstances under which they were made, not misleading.

               5. Representations and Warranties of Buyer. As an inducement to Seller to execute, deliver and perform the Agreement, Buyer hereby represents and warrants the following (the truth and accuracy of which on and as of the Closing Date are conditions precedent to Seller's obligation to sell the Gold Assets to Buyer):

                      5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it.

                      5.2 Authority. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer. This Agreement has been duly executed and delivered to Seller, and no vote of the stockholders of Buyer or further corporate action is necessary on the part of Buyer to make this Agreement valid and binding upon Buyer in accordance with its terms, subject to the Bankruptcy Exception. The execution, delivery and performance of this Agreement by Buyer are not contrary to the Certificate of Incorporation or By-Laws of Buyer and will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement to which Buyer is a party or by which Buyer is bound.

                      5.3 No Material Misstatements or Omissions. No representation or warranty by Buyer in this Agreement, and no document, exhibit or schedule furnished or to be furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements or facts contained therein not misleading.

               6.     Additional Covenants of Seller.

                      Seller hereby covenants and agrees with Buyer as follows (the fulfillment of each such covenant and agreement being a condition precedent to the obligation of Buyer to purchase the Gold Assets):

                      6.1 Conduct of Business. Between the Closing Date and the Transfer Date, Seller will use reasonable efforts to maintain Seller's relationships with its Memo Customers. Except for merchandise picked for open customer purchase orders, but not yet shipped prior to the Closing Dates, and except for merchandise designated for Montgomery Ward and/or Barry's, Seller will not sell or dispose of any In-House Inventory or Memo Balances except for sales of inventory at fair value in the ordinary course of business.

                      6.2 No Shopping. Seller will refrain from all discussions, negotiations, and transactions with Persons other than Buyer relating to sale of Seller's Jewelry Business or the Gold Assets if this Agreement closes.

                      6.3 Bookings on Closing Date. Seller will refer to Buyer all orders for jewelry products that it receives at any time on or after the Closing Date with the exception of orders given to Seller by Montgomery Ward and/or Barry's.

               7. The Closing. The closing ("Closing") of the transactions covered by this Agreement shall take place on August 26, 1997, at the offices of Seller, 11525 53rd Street North, Clearwater, Florida 34620. In the event that the conditions specified in this Agreement have not been fulfilled by that date, the parties hereto may mutually agree, in writing, to postpone the closing for a reasonable period of time. The term "Closing Date" herein shall mean the last date fixed by mutual agreement or otherwise under this Paragraph. The parties contemplate that the purchase and sale of the Gold Assets will occur after the Closing Date.

               8. Risk of Loss. All risk of loss with respect to the In-House Inventory and Memo Balances of which Seller takes possession as described in Paragraph 1.3 shall remain with Seller so long as such items remain on Seller's premises, whether or not title thereto has passed to Buyer. All risk of loss with respect to Memo Balances that are transferred to Buyer pursuant to clause Paragraph 1.3 shall be borne by Seller prior to the Transfer Date and by Buyer subsequent to the Transfer Date. If before risk of loss passes to Buyer, any In-House Inventory or Memo Balance shall have suffered loss or damage on account of theft, fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Seller (whether or not similar to the foregoing) to an extent which materially affects the value to Buyer of the Gold Assets, if all such In-House Inventory has suffered such loss or damage, then the portion of this Purchase and Sale Agreement that relates to the In-House Inventory shall be terminated and this Purchase and Sale Agreement shall continue to with regard to the Memo Balances as describe herein. If a portion of the In-House Inventory has suffer such loss or damage, then, the remaining portion of the In-House Inventory and the Memo Balances shall be transferred to Buyer upon the terms and conditions contained herein.

               9. Survival of Representations. All representations, warranties and indemnifications made by Seller or Buyer under or in connection with this Agreement shall survive the consummation of the sale and purchase of the Gold Assets.

               10.    Indemnifications.

                      10.1 Indemnification by Seller. Seller hereby agrees to indemnify, defend, protect and hold harmless Buyer against (a) all damages, losses, liabilities, costs and expenses, including reasonable attorney's fees, resulting from any breach of any warranty or representation made by it under or in connection with this Agreement and (b) all liabilities and/or obligations of Seller prior to the Transfer Date or resulting and/or arising from any act, omission, conduct, or the like, committed by Seller prior to the Transfer Date.

                      10.2 Indemnification by Buyer. Buyer hereby agrees to indemnify, defend, protect and hold harmless Seller against all damages, losses, liabilities, costs and expenses, including reasonable attorney's fees, resulting from any breach of any warranty or representation made by Buyer under or in connection with this Agreement and resulting from any and all liabilities and obligations assumed by Buyer under any of the assigned Consignment Agreements and Security Agreements.

               11. Indemnification Procedures and Limitations. The following provisions shall apply to all indemnification and hold harmless provisions of this Agreement:

                      11.1 No party shall be required to indemnify another pursuant hereto unless the party seeking indemnification (the "Indemnitee") shall, with reasonable promptness, provide the other party (the "Indemnitor") with copies of any claims or other documents received and shall otherwise make available to the Indemnitor all material relevant information. The Indemnitor shall have the right to defend any such claim at its expense, with counsel of its choosing, and the Indemnitee shall have the right, at its expense, using counsel of its choosing, to join in the defense of any such claim. The Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense in whole or in part to any claim by the Indemnitee against the Indemnitor except to the extent that such failure by the Indemnitee shall result in prejudice to the Indemnitor.

                      11.2 Except as hereinafter provided, neither party shall settle or compromise any such claim unless it shall first obtain the written consent of the other, which shall not be unreasonably withheld. The foregoing notwithstanding, if suit shall have been instituted against the Indemnitee and the Indemnitor shall have failed, after the lapse of a reasonable time after written notice to it of such suit, to take action to defend the same, the Indemnitee shall have the right to defend the claim (without limiting the right of the Indemnitor to participate in the defense) and to charge the Indemnitor with the reasonable cost of any such defense, including reasonable attorneys' fees, and the Indemnitee shall have the right, after notifying but without consulting the Indemnitor, to settle or compromise such claim on any terms reasonably approved by the Indemnitee.

               12.    Termination.

               In addition to any party's right to terminate this Agreement if any condition precedent to its obligations is not satisfied at or before the Closing, either Buyer or Seller may forthwith terminate this Agreement: (a) subject to clause (b) below, without liability to the other of them if a bona fide action or proceeding (by and at the sole instance of a party or parties not an Affiliate or Affiliates of Buyer or Seller) shall be pending against either party on the date hereof wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement; or (b) without prejudice to other rights and remedies which either party may have, if a material default shall be made by the other of them in the observance or in the due and timely performance of its covenants and agreements herein contained, or if there shall have been a material breach of the warranties and representations herein contained.

               13. Notices. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Paragraph 13 by giving notice of such change to the other party in the manner that is provided in this Paragraph 13.

        If to Seller:        Ravel, Inc.
                             11525 53rd Street North
                             Clearwater, FL 34620
                             Attention:  Steven Frazier, Vice President
                             Facsimile No.: (813) 572-6360

        With a copy to:      Aaron Gold, Esq.
                             Gold & Resnick, P.A.
                             704 West Bay Street
                             Tampa, FL 33606
                             Facsimile No.:  (813) 251-0616

        If to Buyer:         OroAmerica, Inc.
                             443 North Varney Street
                             Burbank, CA 91502
                             Attention: Shiu Shao, Vice President
                             Facsimile No.: (818) 841-4342

        With a copy to:      Bertram K. Massing, Esq.
                             Ervin, Cohen & Jessup LLP
                             9401 Wilshire Boulevard, 9th Floor
                             Beverly Hills, CA 90212
                             Facsimile No.: (310) 859-2325

               14. Successors and Assigns. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives and permitted successors and assigns. Nothing contained in or implied from this Agreement is intended to confer any rights or remedies upon any Person other than the parties hereto and their successors in interest and assignees.

               15. Certain Definitions. As used herein, the following terms (whether used in the singular or the plural) have the following meanings:

                      "Affiliate" or "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and, without limiting the generality of the foregoing, includes (a) any director or officer of such Person or of any Affiliate of such Person, (b) any such director's or officer's Family Members,
(c) any group, acting in concert, of one or more of such directors, officers or Family Members, and (d) any Person controlled by any such director, officer, Family Member or group which beneficially owns or holds 25% or more of any class of equity securities or profits interest. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

                      "Bankruptcy Exception" means the limitation on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law.

                      "Family Member" means, in the case of a Person who is an individual, any parent, spouse or lineal descendant (including legally adopted descendants) of such Person, or the spouse of any such descendant.

                      "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, business or prospects of the entity referred to (i.e., Seller, with respect to Seller's Jewelry Business, or Buyer and its subsidiaries taken as a whole.)

                      "Person" or "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including any governmental organization.

               16. Disputes Between Parties. If any action at law or inequity is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to all cost, including reasonable attorney's fees in addition to any other relief to which it may be entitled.

               17. Confidentiality. Except as may be required by court order or applicable state or federal securities laws or pursuant to any federal or state audit, neither Buyer nor Seller nor any Person acting by, through or in concert with either or both of them shall represent, state or otherwise accurately or inaccurately disclose the terms of this Agreement or the letter of intent which preceded it other than one or more of the following: (a) to state that an agreement has been entered into and whether or not it has been consummated; (b) to disclose to Memo Customers and Asset Customers that the customer's account has been assigned to Buyer; (c) to discuss with Memo Customers whether they desire to continue doing business with Buyer with respect to their Memo Accounts; and (d) to disclose the terms of this Agreement to Persons who need to know such information in connection with their business relationships with Seller or Buyer, including but not limited to lenders, employees and other representatives, officers and directors.

               18. Applicable Law; Jurisdiction. The transfer of title to the Gold Assets and Buyer's right thereto shall be governed by the internal laws of the State of Florida applicable to contracts made and to be wholly performed within said State. In all other respects, this Agreement and all rights and obligations hereunder and under all documents, instruments and agreements executed under or in connection with this Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be wholly performed within said State.

               19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               20. Headings; Severability. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it. The provisions of this Agreement are severable, and, if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions, to the extent enforceable, shall nevertheless be binding and enforceable upon the parties hereto.

               21. Amendments. No provision or term of this Agreement or any agreement contemplated herein between the parties hereto may be supplemented, amended, modified, waived or terminated except in a writing duly executed by the party to be charged.

               22. Execution of Agreement by Facsimile. A copy of this Agreement containing either facsimile and/or original true copies of the signatures of all the parties listed below shall be deemed a valid and binding agreement.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        Seller:

                                        RAVEL, INC.


Dated:  August 26, 1997                 By: Kevin Tanaka
                                            -----------------------------------
                                            President


                                        Buyer:

                                        OROAMERICA, INC.


Dated:  August 26, 1997                 By: Shiu Shao
                                            -----------------------------------
                                            Chief Financial Officer